UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 3, 2007

Date of Report (date of earliest event reported)

Nanometrics Incorporated

(Exact name of Registrant as specified in charter)

Delaware	0-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1550 Buckeye Drive, Milpitas, California 95035

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 545-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) In connection with the termination of John D. Heaton, former President and Chief Executive Officer of Nanometrics Incorporated (the “Company”), the Company entered into a Separation and Release Agreement with Mr. Heaton (the “Agreement”) effective as of July 3, 2007 (the “Effective Date”). Under the terms of the Agreement, the Company confirmed that it would honor its obligations to Mr. Heaton as described in that certain Employment Agreement dated as October 4, 2006 by and between the Company and Mr. Heaton including continued salary payments to Mr. Heaton for twelve months following termination and the accelerated vesting of equity awards exercisable as to 66,667 shares of the Company’s common stock, which represents that number of shares that would have vested had Mr. Heaton remained an employee of the Company through the twelve-month anniversary of his termination. Furthermore, the Company agreed to extend the deadline for Mr. Heaton to exercise his vested stock options to the date that is immediately prior to the Company’s public announcement of its second quarter 2007 earnings.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2007	NANOMETRICS INCORPORATED

/s/ Quentin B. Wright
Quentin B. Wright
Interim Chief Financial Officer